3: UNITED STATES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): September 23, 2002

MAGNITUDE INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432 75-2228828

(Commission File Number) (IRS Employer Identification No.)

401 State Route 24, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)

(908) 879-2722

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9. Regulation FD Disclosure

On September 23, 2002, the registrant issued the press release attached as Exhibit 99.1.

______________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: September 23, 2002 By: /s/ Steven D. Rudnik_______________

Steven D. Rudnik, President

EXHIBIT INDEX

Exhibits:

Exhibit 99.1

Press release dated September 23, 2002

Lockheed Martin Contracts with Magnitude for Enterprise Software License to

Protect Employees While Using Computers

CHESTER, NEW JERSEY - September 23, 2002 -- Magnitude Information Systems,

Inc. (Symbol: MAGY), the leading developer of Anti-InjuryT ergonomic software solutions for government agencies, Fortune 500 corporations and consumers, today announced an agreement to provide Lockheed Martin with an

Enterprise License for it's award winning ErgoEnterprise software Platform featuring its patented Anti-InjuryT software product suite to provide employees with essential computer ergonomics tools at their desktops. The completed agreement includes maintenance upgrades and support for the next five years.

The selection of ErgoEnterprise was based on the dramatic results of an extensive phased program at multiple Lockheed Martin locations within the

United States since the year 2000. The comprehensive testing process covered tens of millions of key and mouse observations. The phased program measured

"real world" impact on employees' health while using a computer, their perception of the product and productivity, as well as the reduction in

Worker's Compensation claims for Musculoskeletal Disorders (MSDs) such as

Carpal Tunnel Syndrome.

"Ensuring that Lockheed Martin employees have quality tools and technologies to perform their mission in a safe environment are key to success," said

Scott Evans, Director of Facilities and ESH at Lockheed Martin. "Ergonomic

tools, like the ErgoEnterprise software, helps protect our employees from risks of workplace injury and provides enhancements to their daily performance."

"This is an excellent milestone and once again provides the real world metric that our patented Anti-InjuryT suite is the only ergonomic product with a proven and measurable return on investment," stated Mark Fuller, SVP

Business Development, and Magnitude Information Systems. "Good ergonomics equals good economics. It's clear from Lockheed Martin's decision that

ErgoEnterprise has again been proven a reliable solution for companies which want to take innovative and preventive steps to reduce computer-related injuries, while at the same time increase their overall employee productivity and work environment."

Steven D. Rudnik, Magnitude Founder, Chairman, and Chief Executive Officer

added: "Lockheed Martin recognized the importance of people learning to correctly use computers at all ages not just at work but at home. Magnitude supported Lockheed Martin by providing our home and children's software to

Lockheed Martin's employees' families and children in a special arrangement.

Lockheed Martin is a special company who clearly understands that their biggest asset is their employees. We applaud that decision as it clearly demonstrates that the sense of family and unity at Lockheed Martin extends beyond the workplace".

Mr Rudnik continued, "This is a defining moment for Magnitude although people may not understand that for some time to come. Much like Norton and the growth of the Anti-Virus Industry, Magnitude, the first mover, is leading the new global Anti-Injury Industry forward with proven solutions."

More About Lockheed Martin

Headquartered in Bethesda, Maryland, Lockheed Martin is a global enterprise principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products, and services. The

Corporation's core businesses are systems integration, space, aeronautics,

and technology services. Revenues exceed $24 billion annually. For more information, visit http://www.lockheedmartin.com

More About ErgoEnterprise

ErgoEnterpriseT provides measurable benefits throughout an enterprise through use of its proven business solutions using Magnitude's patented state of the art proprietary ergonomic software. ErgoEnterprise is an essential new tool in the 'battle of the bottom line', particularly in this day and age, to help prevent carpal tunnel syndrome and other computer related injuries resulting in higher Workers Compensation and Insurance premiums, as well as significant productivity enhancement through the science of ergonomic engineering.

About Magnitude Information Systems, Inc.

Magnitude Information Systems, Inc. is the leading developer of ergonomic management software solutions for computer users. Magnitude's Anti-InjuryT software products for business help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with people working at computers.

Magnitude's Anti-InjuryT software products for consumers help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. For more information, contact Magnitude at

888-786-7774 or visit http://www.magnitude.com .

This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude

Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly,

Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking statements.